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                                                                   Exhibit 10.10

                                DST SYSTEMS, INC.
                             OFFICERS INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Officers Incentive Plan is to reward plan participants for achieving defined earnings per share objectives that support increasing profitability of DST Systems, Inc. The Plan provides both annual and long-term incentives, contingent upon meeting annual and cumulative Earnings Per Share goals. The Company intends that the Plan will facilitate in securing, retaining, and motivating employees of superior capability; in providing competitive management compensation; and in linking incentive awards to objectives that should enhance shareholder value.

SECTION 2. DEFINITIONS

When used in the Plan, the following words and phrases shall have the following meanings:

(a) "Affiliate" means any entity other than the Company or a Subsidiary of which the Company or a Subsidiary directly or indirectly owns 50% or more of the combined voting power of all classes of stocks of such entity or 50% or more of the ownership interests in such entity.

(b) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan, if any, upon the Participant's death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

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(c)      "Board" means the Board of Directors of the Company.

(d) "Committee" means the Compensation Committee of the Board or such other Board Committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time and an "outside director" as required by Section 162(m) of the Internal Revenue Code.

(e)      "Common Stock" means the Common Stock of the Company.

(f) "Common Stock Outstanding" means the weighted average number of actual shares of Common Stock issued and outstanding during the Plan Year, determined in accordance with generally accepted principles. In the event of a reorganization, recapitalization, stock split, spin off, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the determination of Common Stock Outstanding.

(g) "Company" means DST Systems, Inc., a corporation organized under the laws of Delaware, or any successor company.

(h) "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment (or is unable to engage in any substantial gainful activity for DST) for an indefinite period which the Committee considers will be of long continued duration. The Plan considers a Participant disabled on the date the Committee determines the Participant satisfies the definition of disability. The Committee may require a Participant to submit

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         to a physical examination in order to confirm disability. The Committee will apply the provisions of this section in a nondiscriminatory, consistent and uniform manner.

(i) "Earnings Per Share" or "EPS" means Income divided by the number of shares of Common Stock Outstanding.

(j) "Income" means net income of the Company and its consolidated Subsidiaries, determined in accordance with generally accepted principles, consistently applied, for any Plan Year for which the incentive awards are calculated, as reported by the Company and certified by the Company's independent certified public accountants.

(k) "Market Price" means the closing price of Common Stock on the New York Stock Exchange.

(l) "Participant(s)" mean all officers of the Company and such officers of Subsidiaries and Affiliates as designated from time to time by the Compensation Committee.

(m) "Plan" means this Officers Incentive Plan, as it may be amended from time to time.

(n) "Plan Year" means the fiscal year of the Company. The first Plan Year will begin January 1, 1997 and end December 31, 1997.

(o) "Restricted Common Stock" means Common Stock delivered in payment of an incentive award and subject to restrictions described in Section 7.

(p) "Subsidiary" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

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(q)      "Targeted Earnings Per Share" or "Targeted EPS" means the Earnings Per
         Share criteria to be established by the Committee, from time to time and in its sole discretion, pursuant to Section 4(b) for purposes of determining incentive awards.

SECTION 3. ELIGIBILITY AND PARTICIPATION

Except in the event of (i) retirement on or after age 60, (ii) Disability, (iii) death, or (iv) termination without cause, a Participant must be an active employee of the Company, a Subsidiary, or Affiliate on December 31 of the Plan Year to be eligible for an incentive award. In the event of retirement, Disability, death, or termination without cause, the incentive award as calculated at the end of and for the full Plan Year shall be pro-rated to reflect the actual period of employment during the Plan Year.

SECTION 4. INCENTIVE AWARD DETERMINATION

(a) INCENTIVE AWARD OPPORTUNITY As soon as practical after adoption of the Plan, the Committee shall establish Threshold, Target, and Maximum incentive award opportunity levels (expressed as percentages of base salary as of the beginning of the Plan Year) for each Participant level in the Plan for the 1997, 1998, and 1999 Plan Years. For Plan Years following 1999, the Committee shall establish award opportunity levels at the times and in the manner it deems appropriate for carrying out the intent of this Plan .

         The amount of the incentive award earned will be pro-rated between incentive award opportunity levels to reflect actual performance attained. No incentive award will be payable with respect to a performance measure and weighting where less than Threshold

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         performance has been attained. No incentive award for a Plan Year shall exceed 250% of the Participant's base salary as of the beginning of the Plan Year.

(b) PERFORMANCE MEASURES AND WEIGHTING As soon as practical after adoption of the Plan, the Committee shall establish performance criteria and weighting between performance criteria for each level of incentive award opportunity for the 1997, 1998, and 1999 Plan Years. The performance criteria shall be based upon 1997 Targeted Earnings Per Share for each of the Threshold, Target and Maximum incentive award opportunity levels, annual increases in the Targeted Earnings Per Share for 1998 and 1999, and cumulative Targeted Earnings Per Share. For Plan Years following 1999, the Committee shall establish performance criteria, based on Earnings Per Share, and weighting among criteria for each Participant at the times and in the manner it deems appropriate for carrying out the intent of this Plan.

         Weighting between annual and cumulative Targeted Earnings Per Share goals for the first three Plan Years shall be as follows:

         1997 Plan Year:  100% on 1997 Targeted EPS.

         1998 Plan Year: 67% on 1998 Targeted EPS; 33% on cumulative 1997 and 1998 Targeted EPS.

         1999 Plan Year: 50% on 1999 Targeted EPS; 50% on cumulative 1997, 1998, and 1999 Targeted EPS.

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SECTION 5.  PAYMENT OF EARNED INCENTIVE AWARDS

As soon as practical after the end of the Plan Year and upon the compilation of the necessary information, the Committee shall determine the degree of attainment of the performance measures and the awards payable in accordance with
Section 4 and this Section 5. The Committee shall certify, in writing, prior to the payment of incentive awards that the performance goals and other material terms of the Plan have been satisfied.

The aggregate incentive award determined for a Plan Year (annual and cumulative) shall be paid to the Participant in a combination of cash and Restricted Common Stock, depending on the level of incentive award earned, as follows:

(a) 100% cash for that portion of a Participant's incentive award up to and including his or her Threshold incentive opportunity level;

(b) 60% cash and 40% Restricted Common Stock for that portion of a Participant's incentive award above his or her Threshold incentive opportunity levels up to and including his or her Target incentive opportunity level; and

(c) 50% cash and 50% Restricted Common Stock for that portion of a Participant's incentive award above his or her Target incentive opportunity levels up to and including his or her Maximum incentive opportunity level.

Upon the Committee's written certification, the Company shall pay the cash portion of the incentive award earned, less any amounts required to be withheld for federal, state and local taxes, as soon as practicable and shall grant the

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Restricted Common Stock portion in accordance with the procedures and restrictions set forth in Section 7.

SECTION 6. LIMITATIONS ON INCENTIVE AWARDS

The aggregate value of all incentive awards for a Plan Year shall not exceed ten percent (10%) of the Company's pre-tax income for such Plan Year. If incentive awards generated in a Plan Year exceed this amount, the incentive awards for all Participants shall be reduced pro-rata.

SECTION 7. RESTRICTED COMMON STOCK

(a) ISSUANCE OF RESTRICTED COMMON STOCK Each Participant receiving an award of Restricted Common Stock shall have issued in his or her name a number of full shares of Restricted Common Stock equal to the whole number of the quotient obtained by dividing the dollar amount of the incentive award to be settled in Restricted Common Stock, as determined in Section 5, by the Market Price on the "date of grant." The date that the Committee approves the incentive awards for the Plan Year shall be deemed to be the date of grant. If the amount of the award is not evenly divisible by such Market Price, then the remainder shall be paid to the Participant in cash.

(b) RIGHTS AND OBLIGATIONS ON RESTRICTED COMMON STOCK A certificate for all shares of Restricted Common Stock registered in the name of a Participant shall be delivered to the office of the corporate secretary for safekeeping. The Participant shall thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided, that, in the discretion of the Compensation Committee, all such distributions that are not capital stock

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         of the employer of the Participant shall be converted to capital stock of such employer, and provided further, that such shares of Restricted Common Stock, and any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions described in Section 7 (c).

(c) RESTRICTIONS ON RESTRICTED COMMON STOCK Prior to their release as provided in Section 7(d), the shares of Restricted Common Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant. However, nothing herein shall preclude a Participant from making a gift of any shares of Restricted Common Stock to a spouse, child, step-child, grandchild, parent or sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or the Participant; provided that, the Restricted Common Stock so given shall remain subject to the restrictions, obligations and conditions described in this Section.

(d) RELEASE OF RESTRICTIONS AND DELIVERY OF SHARES All restrictions on Restricted Common Stock shall lapse on the last day of the third fiscal year following the Plan Year for which the Restricted Common Stock was awarded (the "Release of Restriction Date"); provided, however that in the event of termination of employment with the Company, Subsidiary, or Affiliate for any reason other than the Participant's (i) retirement on or after 60, (ii) Disability, (iii) death, or (iv) termination by the Company without cause, all rights to any shares of Restricted Common Stock with respect to such award shall be forfeited to the Company and certificates for such shares shall be cancelled and of no further effect.

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         Any shares of Restricted Common Stock then held by the office of the corporate secretary shall be delivered, free and clear of all restrictions, to (i) the Participant upon the Release of Restriction Date; his or her retirement on or after 60; Disability; or termination without cause; or (ii) his or her Beneficiary upon his or her death before retirement.

SECTION 8. CHANGE IN CONTROL

(a) RELEASE OF RESTRICTIONS In the event of a Change in Control (as defined below), all time periods and requirements necessary to cause a release of restrictions as set forth in Section 7(d) shall be deemed to have been met; and, the Release of Restrictions Date will be deemed to be upon such Change in Control. Any shares of Restricted Common Stock then held by the office of the corporate secretary shall be delivered to the Participant upon such Release of Restrictions, free and clear of all restrictions.

(b) SHORT PLAN YEAR Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control:

         (i)      the Plan Year will end as of the Change in Control;

         (ii) the attained level of performance with respect to any and all performance goals and weighting and the resulting incentive award earned for the Plan Year shall be deemed to be at Maximum, without reduction for a short Plan Year; and

         (iii) the incentive award for the Plan Year shall be paid promptly in cash.

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(c)      CHANGE IN CONTROL DEFINED For purposes of this Plan, a "Change in
         Control" shall be deemed to have occurred if the conditions in (i),
         (ii), or (iii) are met:

         (i) for any reason at any time less than seventy-five percent (75%) of the members of the Board shall be individuals who fall into any of the following categories:

                  (A) individuals who were members of such Board on September 1, 1995;

                  (B) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or

                  (C) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above.

         (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become, according to a public announcement or filing, without the prior approval of the Board, the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more (calculated in accordance with Rule 13(d)-3) of the combined voting power of the Company's then outstanding voting securities (such "person" hereafter referred to as

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                  a "Major Stockholder"). For purposes of the Plan, Kansas City
                  Southern Industries, Inc. shall not be deemed to be a Major Stockholder unless its ownership of voting securities of the Company, directly or indirectly, falls below twenty percent (20%) and subsequently increases to represent twenty percent (20%) or more of the Company's then outstanding voting securities.

         (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, or a Major Stockholder shall have proposed any such transaction, unless such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board who are individuals falling into any combination of the following categories:

                  (A) individuals who were members of such Board on September 1, 1995;

                  (B) individuals whose election or nomination for election by the Company's stockholders was approved by at least seventy-five percent (75%) of the members of the Board then still in office who are members of the Board on September 1, 1995; or

                  (C) individuals whose election, or nomination for election by the Company's stockholders was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above.

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SECTION 9. PLAN ADMINISTRATION

The Plan shall be administered by the Committee which is authorized to establish such rules and procedures necessary to carry out its tasks. The Committee shall have sole discretion in interpreting and in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons including the Company, Subsidiaries, Affiliates, Participants, and any person claiming any rights under the Plan from or through any Participant.

Except for those functions that must be performed by the Committee pursuant to
Section 16 of the Securities Exchange Act of 1934 and other applicable law, the Committee may delegate to officers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions. Notwithstanding anything herein to the contrary, the Committee shall be solely responsible for certifying, in writing, prior to payment of any incentive awards that the performance goals and other material terms were satisfied.

SECTION 10. NO RIGHT TO CONTINUED EMPLOYMENT

Neither the establishment of the Plan, the participation by an individual in the Plan nor the payment of any award hereunder or any other action pursuant to the Plan shall be held or construed to confer upon any Participant the right to continue in the employ of the Company, a Subsidiary, or Affiliate or affect any right which the Company or its Subsidiaries have to terminate at will the employment of any such Participant.

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SECTION 11. NON-TRANSFERABILITY OF AWARDS

Except as otherwise provided in this Plan, no amount payable at any time under the Plan shall be subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount shall be void.

SECTION 12.   AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend or terminate this Plan in whole or in part at any time without the consent of or prior notice to any Participant including, but not limited to modifying (a) the Targeted EPS, (b) the incentive award opportunity levels for any or all Participants, (c) the weighting between annual and cumulative Targeted EPS, (d) the percentages of cash, restricted stock (or other equity components such as options) to be paid to a Participant as an incentive award. No such amendment or termination shall adversely affect the right of a Participant to receive any amount to which he has become entitled by achieving goals prior to such amendment or termination. In the event of a termination of the Plan or an amendment which adversely affects the computation of an award to a Participant which occurs during a Plan Year, the Participant shall be entitled to receive (i) a prorata award to the effective date of such termination or amendment, calculated under the terms and conditions of the Plan immediately prior to such effective date and (ii) any award provided by such amended Plan for the balance of such Plan Year. Upon termination of this Plan, any Restricted Common Stock held by the office of the corporate secretary shall remain subject to the restrictions, obligations, rights and conditions described in Sections 7 and 8 as though the Plan had not terminated.



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SECTION 13. INDEMNIFICATION

The Company shall indemnify and hold harmless the Committee and each Committee member against any and all claims, loss, damage, expense or liability arising from any good faith action or failure to act with respect to this Plan.

SECTION 14. INCAPACITY

If the Committee determines that any person entitled to payments under the Plan is unable to care for his or her affairs because of illness or accident, or has died without naming a Beneficiary, unless a prior claim has been made by a duly appointed legal representative, any payment due to such person or his or her estate may, if the Committee so directs, be paid to the person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person the Committee deems to be a proper recipient on behalf of the person entitled to the payment.

SECTION 15. GOVERNING LAW

The provisions of the Plan shall be construed and interpreted according to the laws of the State of Missouri without reference to its principles of conflicts of law.

SECTION 16. SEVERABILITY

If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.


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SECTION 17. HEADINGS

The headings of sections of the Plan are for convenience of reference. In case of any conflict, the text of the Plan, rather than such headings, shall control.

                                    * * * * *

This Plan adopted by the Compensation Committee this 27th day of February, 1997.

By:  /s/ M. Jeannine Strandjord
   --------------------------------------------------
     M. Jeannine Strandjord
     Chair, DST Systems, Inc. Compensation Committee









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